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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  February 28, 1999


                              Gilead Sciences, Inc.
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             (Exact Name of Registrant as specified in its Charter)



          Delaware                    000-19731             94-3047598
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(State or other jurisdiction    (Commission File No.)    (I.R.S. Employer
       of corporation)                                   Identification No.)



333 Lakeside Drive
Foster City, California                                      94404
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(Address of Principal                                     (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code:            (650) 574-3000
                                                    ---------------------------



                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

                  This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the transaction involving Gilead Sciences, Inc. ("Gilead") and NeXstar Pharmaceuticals, Inc. ("NeXstar"), as scheduled, and those associated with the ability of the combined company to achieve the anticipated benefits of the merger. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about Gilead and NeXstar and risks arising when investing in Gilead and NeXstar, investors are directed to Gilead's and NeXstar's most recent report on Form 10-K and most recent report on Form 10-Q as filed with the Securities and Exchange Commission.

                  On February 28, 1999, Gilead entered into (i) an Agreement and Plan of Merger (the "MERGER AGREEMENT") by and among Gilead, Gazelle Acquisition Sub, Inc. ("SUB") and NeXstar, pursuant to which Sub will be merged into NeXstar and NeXstar will survive as a wholly owned subsidiary of Gilead (the "MERGER") and (ii) a Share Option Agreement (the "OPTION AGREEMENT") by and between Gilead and NeXstar.

                  Pursuant to the terms of the Merger Agreement, each issued and outstanding share of NeXstar common stock, par value $.01 per share ("NEXSTAR COMMON STOCK"), will be converted into the right to receive that number of shares of Gilead common stock, par value $.001 per share ("Parent Shares") equal to the "Exchange Ratio." The "Exchange Ratio" equals 0.4250, provided, however, that if the Parent Share Value (defined as the average of the closing prices of Parent Shares as reported on the Nasdaq National Market for the 20 consecutive trading days ending on the third trading day preceding the date on which the stockholders of NeXstar vote on the Merger at the special meeting of NeXstar's stockholders called to approve and adopt the Merger Agreement and the Merger) is (i) less than $36.47, then the Exchange Ratio shall be equal to the lesser of 0.5000 or a fraction having a numerator equal to $15.50 and having a denominator equal to Parent Share Value, or (ii) greater than $45.88, then the Exchange Ratio shall be equal to the greater of 0.3786 or a fraction having a numerator equal to $19.50 and having a denominator equal to Parent Share Value. Cash will be paid in lieu of fractional shares.

                  The Merger is subject to several conditions, including that it be approved by the stockholders of both NeXstar and Gilead. The Merger is intended to be accounted for as a "pooling of interests" and the exchange of shares is intended to be tax free to the holders of NeXstar Common Stock.

                  In connection with the execution of the Merger Agreement (a) NeXstar granted to Gilead an option to purchase up to 19.9% of NeXstar Common Stock under certain circumstances, and (b) each of the Directors of NeXstar, Warburg, Pincus Investors, L.P. and

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         Warburg, Pincus Capital Partners Liquidating Trust each in his, her or its capacity as a stockholder of NeXstar, entered into a voting agreement pursuant to which he, she or it agreed to vote his, her or its respective shares of NeXstar Common Stock in favor of the approval and adoption of the Merger Agreement and the Merger. If, however, Parent Share Value drops below $27.00, the obligation to vote such shares in favor of the Merger becomes terminable.

                  The foregoing description is qualified in its entirety by reference to the Merger Agreement, the Option Agreement and the form of voting agreement, which appear as Exhibits 10.1 through 10.3, respectively, to this report.

                  On March 1, 1999, NeXstar and Gilead issued a press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

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                  ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business acquired:  None
         (b)      Pro Forma Financial Information:  None
         (c)      Exhibits:  See Exhibit Index.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.





Date: March 9, 1999                               By:   /s/ MARK L. PERRY
                                                        --------------------
                                                        MARK L. PERRY
                                                        Senior Vice President,
                                                        CFO & General Counsel

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                                  EXHIBIT INDEX

EXHIBIT NO.    DOCUMENT
10.1           Agreement and Plan of Merger dated February 28, 1999 by and among
               Gilead Sciences, Inc., Gazelle Acquisition Sub, Inc. and NeXstar
               Pharmaceuticals, Inc.

10.2           Share Option Agreement, dated February 28, 1999, by and between
               Gilead Sciences, Inc. and NeXstar Pharmaceuticals, Inc.

10.3           Form of Voting Agreement.

99.1           Gilead Sciences, Inc. and NeXstar Pharmaceuticals, Inc. Joint
               Press Release.
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